Structured Asset Trust Unit Repackagings (Saturns)
Goldman Sachs Capital I Capital Security Backed
Series 2005-1
CLASS A CUSIP NO.
80412A200
CLASS B CUSIP NO.
80412AAA9
Distribution Date February 15, 2013
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Principal Amount
Class B (Notional
Value)
Principal Payment
Ending Principal
Amount
Fixed Rate/ Class B Rate per
Unit (1,574 Units)
Accrual Days Day Count
Fixed Interest
Amount Due
Aggregate
Interest Due and
Unpaid
Total Distribution
$ 60,000,000.00 $0.00 $ 60,000,000.00 6.125% 180 30/360 $ 1,837,500.00 $0.00 $ 1,837,500.00
$ 1,574,000.00 $0.00 $ 1,574,000.00 38.4371 n/a n/a $ 60,500.00 $0.00 $ 60,500.00
Additional Information
$2,000.00
$3,500.00
Underlying Security
Goldman Sachs Group , Inc. 6.345 deb 12/01/45 Cusip 38143VAA7
February & August 15 or NBD
$60,000,000.00
6.34500%
$1,903,500.00
CUSIP Moody's S & P Moody's Date S & P Date
38143VAA7
A1 A- Baa3 21-Jun-12 BB+ 29-Nov-11
804111201
A1 A- Baa3 22-Jun-12 BB+ 16-Dec-11
804111AA0
A1 A- N/A N/A BB+ 16-Dec-11
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Current Ratings
Expense Account Deposit
Original Ratings
To the Holders of:
Payment Dates
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received
Trustee Fees